UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2006

QuantRx Biomedical Corporation

(Exact name of Registrant as Specified in Charter)

Nevada	0-17119	33-0202574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Norristown Road, Suite 230 Ambler, Pennsylvania	19002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 540-4310

A-FEM Medical Corporation, 10180 SW Nimbus Ave., Suite J5, Portland, Oregon 97223
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 15, 2006, QuantRx Biomedical Corporation (formerly known as A-Fem Medical Corporation), a Nevada corporation, closed on a $4,030,000 round of financing. In connection with the financing, QuantRx issued 8% convertible promissory notes in the aggregate principal amount of $4,030,000 and warrants to purchase shares of QuantRx’ common stock. Proceeds of the financing will be used for general corporate purposes.

The outstanding principal and interest on the promissory notes is payable by QuantRx on or before December 31, 2006. Interest on the outstanding principal amount of the promissory notes will accrue at a rate of 8% per annum. The outstanding principal amount and all accrued but unpaid interest will automatically be exchanged into any of QuantRx’ securities issued in a qualified equity or equity based financing or combination of equity financings with gross proceeds totaling at least $2,000,000. For purposes of determining the number of equity securities, including warrants, to be received by the holders of the promissory notes upon such exchange, such holders will be deemed to have tendered 110% of the outstanding principal amount of the promissory notes and all accrued but unpaid interest as payment of the purchase price in such qualified financing. Upon such conversion, the holders will automatically be deemed to be purchasers in the qualified financing, and will be granted all rights afforded such purchasers. Upon consummation of a qualified financing, the promissory notes will cease to exist, and all of QuantRx’ obligations under such promissory notes will terminate.

In the event QuantRx does not complete a qualified financing, QuantRx shall repay the entire principal balance then outstanding on December 31, 2006. The outstanding interest is payable by QuantRx on or before December 31, 2006 in cash or, at the option of QuantRx, in shares of QuantRx’ common stock. QuantRx may prepay the outstanding principal amount of the promissory notes and all accrued and unpaid interest in cash, at any time without penalty, prior to December 31, 2006. Commencing six months after the date of issuance of the promissory note, a holder may elect to convert the outstanding balance of such promissory note into shares of QuantRx’ common stock at a price per share of $1.00.

Upon the occurrence of an event of default, QuantRx must pay to the holders of the 8% convertible promissory notes, on demand, interest on the outstanding principal balance of such promissory notes, from the date of the event of default until payment in full, at the rate of 12% per annum. Generally, the occurrence of any of the following would constitute an event of default:

•	QuantRx fails to make any principal or interest payment for a period of ten business days after the date such payment becomes due;

•	any representation, warranty or certification made by QuantRx turns out to be false or incorrect in a material respect;

•	the holder of any indebtedness of QuantRx accelerates any payment of any principal or interest in an amount that exceeds $1,000,000;

•	a judgment or order for the payment of money is rendered against QuantRx in excess of $1,000,000 in the aggregate;

•

QuantRx (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary case under the Bankruptcy Code, (iv) files a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesces in writing to any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) takes any action under the laws of any jurisdiction analogous to any of the foregoing, and there is a period of 90 consecutive days following entry of the judgment during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

•

a proceeding or case is commenced against QuantRx without its application or consent seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) is undismissed for a period of 30 consecutive days.

In consideration for the loaned funds evidenced by the promissory notes, for each $100,000 in principal amount loaned to QuantRx, QuantRx issued a warrant exercisable for 15,000 shares of QuantRx’ common stock at a per share exercise price of $1.50. Any investor loaning at least $500,000 in principal amount to QuantRx received an additional warrant exercisable for 125,000 shares of QuantRx’ common stock at a per share exercise price of $1.50 per share. In connection with the financing, QuantRx issued warrants to purchase 854,500 shares of its common stock.

QuantRx has agreed to pay various placement agents compensation based on the gross proceeds received from investors located by such agents. Cash payments made by QuantRx to such placement agents did not exceed 8% of the aggregate gross proceeds received in connection with the financing. QuantRx also issued to such placement agents warrants to purchase shares of its common stock, which did not exceed 8% of the aggregate gross proceeds received from the financing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 3.02.	Unregistered Sales of Equity Securities

Effective February 13, 2006, holders of all outstanding shares of the series A convertible preferred stock of QuantRx exercised their rights under the terms of the series A preferred stock to convert all of their outstanding shares of series A preferred stock into shares of QuantRx’ common stock. Each share of series A preferred stock was converted into 1.5 shares of QuantRx’ common stock, resulting in the issuance by QuantRx of 12,399,221 common shares. As of the date hereof, there are no shares of series A preferred stock outstanding.

See Item 1.01 above.

Item 3.03.	Material Modification to Rights of Security Holders

See Item 3.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION
(Formerly A-FEM MEDICAL CORPORATION)

Date: February 17, 2006	By: /s/Walter Witoshkin
Walter Witoshkin
President and Chief Executive Officer

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